Exhibit 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. Parties

This Third Amendment to Second Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of December 1, 2021, and is made by and among the following parties:

A.Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (“Bank”), with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024; and

B.Ally Financial Inc., a Delaware entity (“Ally”) with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (together with Bank, the “Ally Parties,” and Bank and Ally each being an “Ally Party”); and

C.Carvana, LLC, an Arizona limited liability company, with its principal executive office located at 1930 West Rio Salado Parkway, Tempe, AZ 85281 (the “Dealership”).

II. Recitals

The essential facts relied on by Bank, Ally and the Dealership as true and complete, and giving rise to this Agreement, are as follows:

A.The Ally Parties and the Dealership are parties to a Second Amended and Restated Inventory Financing and Security Agreement, effective as of October 1, 2020 (as it may have been amended or modified, the “IFSA”), which has been amended by the following:

1.First Amendment to Second Amended and Restated Inventory Financing and Security Agreement, effective as of March 1, 2021, and
2.Second Amendment to Second Amended and Restated Inventory Financing and Security Agreement, effective as of July 1, 2021.

B.The parties desire to amend the IFSA as outlined in this Amendment.

III. Agreement

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Ally Parties and the Dealership agree to the following:

A.Capitalized terms used but not defined in this Amendment have the meanings given to them in the IFSA.

B.Effective as of December 1, 2021, Subsection III.A.3 of the IFSA is deleted and replaced with the following:

3. Amount of the Credit Line. The aggregate amount of credit available pursuant to this Agreement (the “Credit Line”) is $2,250,000,000.00.

C.Effective as of December 1, 2021, a new Subsection III.A.8 is added to the IFSA as follows:

8. Advance Floorplan Accommodation.

a.The Ally Parties will allow Dealership to obtain Inventory Financing on Vehicles for which Dealership does not then hold a lien-free title, provided that: (i) Dealership owns
Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

the Vehicle and it is not in process of being sold, (ii) the Vehicle is subject to a lien noted on the certificate of title by the financial institution that provided retail credit accommodations for the prior owner, and no other lien is noted on the title or otherwise exists (to the knowledge of Dealership), (iii) Dealership remits payment to that lienholder to discharge the retail lien before or upon requesting a floorplan advance for such Vehicle from the Ally Parties, (iv) the floorplan proceeds are remitted directly to Dealership, and (v) the Vehicle’s title is lien-free within 90 calendar days of the floorplan advance date (collectively, “Advance Floorplan Accommodation”).

b.Dealership must immediately repay any outstanding advance under the Advance Floorplan Accommodation for any Vehicle if the title for such Vehicle is not lien-free within 90 calendar days of the floorplan advance date.
c.Dealership’s outstanding floorplan advances under the Advance Floorplan Accommodation must be limited to a maximum of 10% of the Credit Line.

d.Advance Floorplan Accommodation is provided by the Ally Parties in their sole discretion. The Ally Parties may modify the terms, conditions, provisions, documentation, and administration of the Advance Floorplan Accommodation in their sole discretion. The Ally Parties reserve the right to rescind the Advance Floorplan Accommodation for any reason or no reason.

D.Third Amendment Commitment Fee. Simultaneously with the signing of this Amendment, Dealership will pay to the Ally Parties a “Third Amendment Commitment Fee” in the amount of $[***].

E.All other provisions of the IFSA remain unchanged and in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.
F.Except as provided above, the IFSA and all other agreements between each of the Ally Parties and the Dealership remain in full force and effect as written.

G.If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

H.This Amendment:

1.May be modified only by a writing signed by all parties.

2.May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. Any electronically placed or delivered (e.g., via fax or email) signatures of the parties constitute and are deemed original signatures for all purposes.

3.Binds and inures to the benefit of the parties and their respective successors and assigns.

4.Constitutes the entire agreement of the parties with respect to its subject matter.

[Remainder of Page is Blank]

***[Redacted for confidentiality purposes]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative effective the date first written above.

Ally Bank		Carvana, LLC

By:	/s/ Stephen B. Gambrell	By:	/s/ Michael McKeever
Name:	Stephen B. Gambrell	Name:	Michael McKeever
Title:	Authorized Representative	Title:	Vice President, Capital Markets
Date:	November 30, 2021	Date:	November 30, 2021

Ally Financial Inc.

By:	/s/ Stephen B. Gambrell
Name:	Stephen B. Gambrell
Title:	Authorized Representative
Date:	November 30, 2021